Exhibit 99.1

PRESS RELEASE

CONTACTS:

Christian Gunning	Andrew Greenebaum / Laura Bainbridge
Vice President, Corporate Communications	Addo Communications
cgunning@boingo.com	andrewg@addocommunications.com /
(310) 586-4009	laurab@addocommunications.com
(310) 829-5400

Boingo Wireless Reports Fourth Quarter and Full Year 2012 Financial Results

LOS ANGELES — February 21, 2013 — Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, today announced the company’s financial results for the fourth quarter and full year ended December 31, 2012.

Fourth Quarter 2012 Financial Highlights

Boingo Wireless reported revenue of $28.0 million, compared to $25.9 million for the fourth quarter of 2011, an increase of 8.1 percent.

Net income attributable to common stockholders was $1.1 million, or $0.03 per diluted share.  This is compared to net income attributable to common stockholders of $1.9 million, or $0.05 per diluted share, for the fourth quarter of 2011.

Adjusted EBITDA was $7.3 million, compared to $8.9 million for the fourth quarter of 2011, a decrease of 18.1 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net income, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Income Attributable to Common Stockholders to Adjusted EBITDA.”

Full Year 2012 Financial Highlights

Boingo Wireless reported revenue of $102.5 million, compared to $94.6 million in 2011, an increase of 8.4 percent.

Net income attributable to common stockholders was $7.0 million, or $0.19 per diluted share.  This is compared to net income attributable to common stockholders of $4.7 million, or $0.17 per diluted share, in 2011.

Adjusted EBITDA was $30.6 million, compared to $28.6 million in 2011, an increase of 7.3 percent.

Management Commentary

“2012 was a transition year for Boingo as we positioned our business to capitalize on the massive growth in mobile data and the evolving wireless ecosystem,” said David Hagan, President and Chief Executive Officer of Boingo Wireless. “Our full year performance benefited from growing and investing in our managed and operated and affiliated footprints, adding a crowd-sourced capability to grow our network even faster, investing in our software and technology platform in anticipation of cellular offload and increasing ad sales through the Cloud Nine Media acquisition. Subsequent to quarter end, we were pleased to announce that we have entered into a merger agreement to acquire Endeka Group, Inc. (“Endeka”), the sole provider of commercial Wi-Fi services to United States military bases and federal law enforcement training facilities.  Growth in our managed and operated footprint within new verticals and segments is expected to contribute to the longer-term stability of our retail platform.”

Mr. Hagan continued, “As we look ahead, we are excited for 2013, which should be a transformational year as we lay the groundwork for growth opportunities in our wholesale and advertising businesses.  Over the course of the last decade, we have built a unique Wi-Fi and DAS business and look forward to deploying our platform to monetize the vast opportunities ahead of us.”

Operational Highlights

Key accomplishments include:

•                  The announcement of a merger agreement to acquire Endeka, the sole provider of commercial Wi-Fi, VoIP and IPTV services to six United States military bases in the West to federal law enforcement training facilities.

•                  Agreements to manage and operate Wi-Fi services at five airports in Japan — Haneda Airport (Tokyo International Airport) (HND); Narita International Airport, Tokyo (NRT); New Chitose Airport, Sapporo (CTS); and Fukuoka Airport (FUK); and three airports in Germany — Berlin-Tegel (TXL); Nuremberg (NUE); and Stuttgart (STR).

•                  A sponsorship agreement with Norwegian Cruise Line for free Wi-Fi access at select New York subway stations and John F. Kennedy, LaGuardia and Newark Liberty International Airports during the month of February.

•                  An expansion of a pre-existing bi-lateral roaming agreement with NTT DOCOMO, INC. to provide Wi-Fi roaming and data offload services onto the Boingo global network.

•                  The release of an enhanced version of the Wi-Finder app for Apple’s iOS 6 operating system to improve the user experience and simplify connectivity at Boingo hotspots.

•                  An award for “Best Wi-Fi Service” in Global Traveler’s Annual GT Tested Awards, as voted by the readers of Global Traveler magazine for the second year in a row and the third time in the past four years.

Business Outlook

Boingo Wireless is initiating guidance for the first quarter ending March 31, 2013, as follows:

First Quarter 2013

•                  Revenue is expected to be in the range of $21.0 million to $23.0 million.

•                  Adjusted EBITDA is expected to be in the range of $3.5 million to $5.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $1.5 million to $0.5 million, or a loss of $0.04 to $0.01 per diluted share.

Boingo Wireless is initiating guidance for the full year ending December 31, 2013, as follows:

Full Year 2013

•                  Revenue is expected to be in the range of $106.0 million to $110.0 million.

•                  Adjusted EBITDA is expected to be in the range of $28.5 million to $31.5 million.

•                  Net income attributable to common stockholders is expected to be in the range of $1.0 million to $3.0 million, or $0.03 to $0.08 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its fourth quarter and full year 2012 financial results beginning at 4:30 pm ET (1:30 pm PT), today, February 21, 2013. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 ten minutes prior to the scheduled start time. International callers should dial (201) 689-8562. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation and amortization of property and equipment, accretion of convertible preferred stock, income taxes, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Preliminary Nature of Reported Results

The fourth quarter and full year 2012 financial results reported in this press release are preliminary and unaudited. The company expects to announce final results in March 2013 when it files its Annual Report on Form 10-K for the year ended December 31, 2012. Final results could differ from the preliminary results reported in this press release. The company assumes no obligation and does not intend to update these preliminary results prior to filing its Annual Report on Form 10-K for the year ended December 31, 2012. The company and its external auditors are also in the process of evaluating the effectiveness of the company’s internal control over financial reporting as of December 31, 2012.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 600,000 hotspots worldwide. With a single account, Boingo users and Boingo’s wholesale partners can access the mobile Internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo, through its Concourse Communications Group subsidiary, operates Wi-Fi and/or Cellular DAS networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as restaurants and retail establishments. The company’s Cloud Nine media platform enables brand advertisers to reach a captive audience through high engagement Wi-Fi sponsorships. For more information about Boingo, please visit http://www.boingo.com and http://cloudnine.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2011 filed with the SEC on April 13, 2012 and Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 14, 2012.  Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$28,000	$25,899	$102,506	$94,558
Costs and operating expenses:
Network access	12,712	9,929	42,289	37,082
Network operations	3,671	4,084	14,566	15,849
Development and technology	2,905	2,241	10,697	9,433
Selling and marketing	3,037	1,999	10,274	7,409
General and administrative	3,276	3,343	12,731	11,953
Amortization of intangible assets	325	263	1,103	1,655
Total costs and operating expenses	25,926	21,859	91,660	83,381
Income from operations	2,074	4,040	10,846	11,177
Interest and other (expense) income, net	(27)	116	143	(176)
Income before income taxes	2,047	4,156	10,989	11,001
Income taxes	754	2,079	3,222	4,064
Net income	1,293	2,077	7,767	6,937
Net income attributable to non-controlling interests	150	222	729	642
Net income attributable to Boingo Wireless, Inc.	1,143	1,855	7,038	6,295
Accretion of convertible preferred stock	—	—	—	(1,633)
Net income attributable to common stockholders	$1,143	$1,855	$7,038	$4,662

Net income per share attributable to common stockholders:
Basic	$0.03	$0.06	$0.20	$0.19
Diluted	$0.03	$0.05	$0.19	$0.17

Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	35,239	33,357	34,774	24,014
Diluted	37,303	36,805	37,317	27,481

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$58,449	$93,933
Restricted cash	30	465
Marketable securities	41,558	—
Accounts receivable	10,666	7,382
Prepaid expenses and other current assets	1,766	1,103
Deferred tax assets	1,573	2,366
Total current assets	114,042	105,249
Property and equipment, net	42,412	39,717
Goodwill	26,744	25,512
Intangible assets, net	10,248	9,511
Deferred tax assets	3,624	4,083
Other assets	4,893	4,848
Total assets	$201,963	$188,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,990	$4,573
Accrued expenses and other liabilities	11,056	12,964
Deferred revenue	17,329	13,575
Total current liabilities	33,375	31,112
Deferred revenue, net of current portion	24,123	27,754
Other liabilities	286	975
Total liabilities	57,784	59,841

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 35,483 and 33,584 shares issued and outstanding at December 31, 2012 and 2011, respectively	4	3
Additional paid in capital	178,156	170,721
Accumulated deficit	(34,804)	(41,842)
Total common stockholders’ equity	143,356	128,882
Non-controlling interests	823	197
Total stockholders’ equity	144,179	129,079
Total liabilities and stockholders’ equity	$201,963	$188,920

Boingo Wireless, Inc.

Reconciliation of Net Income Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income attributable to common stockholders	$1,143	$1,855	$7,038	$4,662
Depreciation and amortization of property and equipment	4,286	3,407	15,958	12,301
Accretion of convertible preferred stock	—	—	—	1,633
Income taxes	754	2,079	3,222	4,064
Amortization of intangible assets	325	263	1,103	1,655
Stock-based compensation expense	572	1,148	2,735	3,423
Non-controlling interests	150	222	729	642
Interest expense (income), net	27	(116)	(143)	176
Adjusted EBITDA	$7,257	$8,858	$30,642	$28,556